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As filed with the Securities and Exchange Commission on September 26, 2008

Registration No. 333-150573

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 7
To
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Safety-Kleen, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4955 (Primary Standard Industrial Classification Code Number)	90-0127028 (I.R.S. Employer Identification Number)

5360 Legacy Drive Plano, Texas 75024 (972) 265-2000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

T.R. Tunnell
Executive Vice President, Corporate Secretary and General Counsel
Safety-Kleen, Inc.
5360 Legacy Drive
Plano, Texas 75024
(972) 265-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
William R. Kunkel Skadden, Arps, Slate, Meagher & Flom LLP 333 West Wacker Drive Chicago, Illinois 60606 (312) 407-0700	Rohan S. Weerasinghe John P. Berkery Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

                Approximate date of commencement of proposed sale to the public:      As soon as practicable after this Registration Statement becomes effective.

                If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

                If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

                If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

                If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

                Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Common Stock, par value $0.01 per share	$427,656,250	$16,806.89

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)
Includes shares that may be sold, if any, pursuant to the underwriters' overallotment option.

(3)
Previously paid.

                The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Safety-Kleen, Inc. is filing this Amendment No. 7 to the Registration Statement on Form S-1 (File No. 333-150573) for the purpose of refiling exhibit 5.1 to the Registration Statement. This Amendment No. 7 does not modify any provision of the Prospectus constituting Part I of the Registration Statement or Items 13, 14, 15, 16(b) or 17 of Part II of the Registration Statement. Accordingly, such Prospectus and Items 13, 14, 15, 16(b) or 17 of Part II have not been included herein.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a)
    Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
2.1	Acquisition Agreement, by and between Safety-Kleen Services, Inc., as Seller, and Clean Harbors, Inc., as Purchaser, dated as of February 22, 2002**
2.2	First Amendment to Acquisition Agreement, by and between Safety-Kleen Services, Inc., as Seller, and Clean Harbors, Inc., as Purchaser, dated as of March 8, 2002**
2.3	Second Amendment to Acquisition Agreement, by and between Safety-Kleen Services, Inc., as Seller, and Clean Harbors, Inc., as Purchaser, dated as of April 30, 2002**
2.4	Third Amendment to Acquisition Agreement, by and between Safety-Kleen Services, Inc., as Seller, and Clean Harbors, Inc., as Purchaser, dated as of September 6, 2002**
2.5	Fourth Amendment to Acquisition Agreement, by and between Safety-Kleen Services, Inc., as Seller, and Clean Harbors, Inc., as Purchaser, dated as of July 14, 2003**
3.1	Certificate of Incorporation, as amended**
3.2	Amended and Restated By-laws**
4.1	Specimen common stock certificate**
4.2	Registration Rights Agreement, dated as of July 17, 2006, by and among Safety-Kleen, Inc. and the stockholders party thereto**
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1	Credit Agreement, dated August 3, 2006, among Safety-Kleen, Inc., Safety-Kleen Systems, Inc., the lenders party thereto and JPMorgan Chase Bank, NA**
10.1.1	First Amendment to Credit Agreement, dated June 20, 2008, among Safety-Kleen, Inc., Safety-Kleen Systems, Inc., the lenders party thereto and JPMorgan Chase Bank, NA**
10.2	Safety-Kleen Equity Plan dated August 31, 2004, as amended March 21, 2006**
10.3	Safety-Kleen Deferred Compensation Plan, dated August 31, 2004**
10.4	Form of Safety-Kleen, Inc. Deferred Compensation Agreement**
10.5	Form of Safety-Kleen, Inc. Restricted Stock Unit Agreement**
10.6	Form of Safety-Kleen, Inc. Stock Option Agreement**
10.7	Employment Agreement among Safety-Kleen Systems, Inc. and Frederick J. Florjancic, Jr., dated June 28, 2004, as amended**
10.8	Employment Agreement among Safety-Kleen Systems, Inc., Safety-Kleen, Inc. and Dennis McGill, dated March 8, 2005, as amended**
10.9	Employment Agreement among Safety-Kleen Systems, Inc. and T.R. Tunnell, dated October 4, 2004, as amended**
10.10	Employment Agreement among Safety-Kleen Systems, Inc., Safety-Kleen, Inc. and Steven H. Grimshaw, dated May 20, 2006, as amended**
10.11	Employment Agreement among Safety-Kleen Systems, Inc., Safety-Kleen, Inc. and David M. Sprinkle, dated May 20, 2006, as amended**
10.12	Form of Safety-Kleen Systems, Inc. Non-Disclosure, Non-Solicitation and Non-Competition Agreement**
21.1	Subsidiaries of Registrant**
23.1	Report and Consent of KPMG LLP, independent registered public accounting firm, relating to the consolidated financial statements and schedule of Safety-Kleen, Inc.**
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24.1	Power of Attorney**

**
Previously filed

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Plano, State of Texas, on September 26, 2008.

SAFETY-KLEEN, INC.
By:	/s/ Frederick J. Florjancic, Jr.
Name:	Frederick J. Florjancic, Jr.
Title:	CEO and President

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 26, 2008.

Signature	Title

/s/ Frederick J. Florjancic, Jr. Frederick J. Florjancic, Jr.	CEO, President and Director (Principal Executive Officer)
/s/ Dennis McGill Dennis McGill	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Jeff Robertson Jeff Robertson	Senior Vice President, Controller (Principal Accounting Officer)
* Ronald W. Haddock	Director
* David Samuel Coats	Director
* Patrick H. Daugherty	Director
* R. Randolph Devening	Director

* Matthew Kaufman	Director
* Jason Mudrick	Director
* Richard B. Neff	Director
* Gregory J. Stuecheli	Director
*By:	/s/ T.R. Tunnell T.R. Tunnell Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
2.1	Acquisition Agreement, by and between Safety-Kleen Services, Inc., as Seller, and Clean Harbors, Inc., as Purchaser, dated as of February 22, 2002**
2.2	First Amendment to Acquisition Agreement, by and between Safety-Kleen Services, Inc., as Seller, and Clean Harbors, Inc., as Purchaser, dated as of March 8, 2002**
2.3	Second Amendment to Acquisition Agreement, by and between Safety-Kleen Services, Inc., as Seller, and Clean Harbors, Inc., as Purchaser, dated as of April 30, 2002**
2.4	Third Amendment to Acquisition Agreement, by and between Safety-Kleen Services, Inc., as Seller, and Clean Harbors, Inc., as Purchaser, dated as of September 6, 2002**
2.5	Fourth Amendment to Acquisition Agreement, by and between Safety-Kleen Services, Inc., as Seller, and Clean Harbors, Inc., as Purchaser, dated as of July 14, 2003**
3.1	Certificate of Incorporation, as amended**
3.2	Amended and Restated By-laws**
4.1	Specimen common stock certificate**
4.2	Registration Rights Agreement, dated as of July 17, 2006, by and among Safety-Kleen, Inc. and the stockholders party thereto**
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1	Credit Agreement, dated August 3, 2006, among Safety-Kleen, Inc., Safety-Kleen Systems, Inc., the lenders party thereto and JPMorgan Chase Bank, NA**
10.1.1	First Amendment to Credit Agreement, dated June 20, 2008, among Safety-Kleen, Inc., Safety-Kleen Systems, Inc., the lenders party thereto and JPMorgan Chase Bank, NA**
10.2	Safety-Kleen Equity Plan dated August 31, 2004, as amended March 21, 2006**
10.3	Safety-Kleen Deferred Compensation Plan, dated August 31, 2004**
10.4	Form of Safety-Kleen, Inc. Deferred Compensation Agreement**
10.5	Form of Safety-Kleen, Inc. Restricted Stock Unit Agreement**
10.6	Form of Safety-Kleen, Inc. Stock Option Agreement**
10.7	Employment Agreement among Safety-Kleen Systems, Inc. and Frederick J. Florjancic, Jr., dated June 28, 2004, as amended**
10.8	Employment Agreement among Safety-Kleen Systems, Inc., Safety-Kleen, Inc. and Dennis McGill, dated March 8, 2005, as amended**
10.9	Employment Agreement among Safety-Kleen Systems, Inc. and T.R. Tunnell, dated October 4, 2004, as amended**
10.10	Employment Agreement among Safety-Kleen Systems, Inc., Safety-Kleen, Inc. and Steven H. Grimshaw, dated May 20, 2006, as amended**
10.11	Employment Agreement among Safety-Kleen Systems, Inc., Safety-Kleen, Inc. and David M. Sprinkle, dated May 20, 2006, as amended**
10.12	Form of Safety-Kleen Systems, Inc. Non-Disclosure, Non-Solicitation and Non-Competition Agreement**
21.1	Subsidiaries of Registrant**
23.1	Report and Consent of KPMG LLP, independent registered public accounting firm, relating to the consolidated financial statements and schedule of Safety-Kleen, Inc.**
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24.1	Power of Attorney**

**
Previously filed

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PART II
  ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
SIGNATURES
EXHIBIT INDEX